UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
___________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 28, 2023 (February 27, 2023)

GLOBALSTAR, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-33117	41-2116508
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1351 Holiday Square Blvd.
Covington,	LA	70433
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (985) 335-1500

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to section 12(b) of the Act:

Title of each class	Trading Symbol	Name of exchange on which registered
Common Stock, par value $0.0001 per share	GSAT	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On February 27, 2023, Globalstar, Inc. (the “Company”) and its partner (the “Partner”) agreed to amend its previously disclosed Partnership Agreements to provide for, among other things, the Partner’s prepayment of $252 million to the Company (the “Prepayment”). The Company plans to use the proceeds of the Prepayment to pay amounts currently due and payable, and future amounts due, under its previously disclosed Satellite Procurement Agreement with Macdonald, Dettwiler and Associates Corporation, as well as launch, insurance and ancillary costs incurred in connection with the construction and launch of these satellites. The Prepayment replaces the Company’s requirement to raise third-party financing for such costs as previously required under the Partnership Agreements and will be funded on a quarterly basis, subject to certain conditions in the agreement. The remaining amount of the satellite costs is expected to be funded from Globalstar’s operating cash flows.

The amount of the Prepayment and fees payable thereon will be recouped from amounts payable by the Partner for services provided by the Company under the Partnership Agreements. The Prepayment is expected to be recouped in installments for a period of 16 quarters beginning no later than the third quarter of 2025. The Prepayment may also be repaid over time through excess cash flow sweeps or voluntary prepayments, as provided under the terms of the prepayment agreement. For as long as any portion of the Prepayment is outstanding, the Company will be subject to certain covenants including interest coverage and leverage ratios, and limitations on certain asset transfers, expenditures and investments.

Amounts payable by the Company in connection with the Prepayment will be guaranteed by Thermo Funding II, LLC, an affiliate of James Monroe, III, the Company’s Executive Chairman and controlling shareholder (collectively, the “Guarantor”), subject to applicable shareholder approval. Prior to such shareholder approval, the Guarantor has agreed to provide support of certain of the Company’s obligations under the Partnership Agreements, the Satellite Procurement Agreement, and certain related contracts directly to the Partner.

As conditions precedent to Prepayment funding, the Company must (i) convert or refinance the remaining loans outstanding under the 2019 Facility Agreement by March 13, 2023 and (ii) grant Partner a first-priority lien in the Company’s assets to secure its obligations under the Partnership Agreements.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The foregoing discussion of the Prepayment and related documents, the terms thereof and the transactions contemplated thereby is hereby incorporated by reference into this Item 2.03.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

    GLOBALSTAR, INC.

                            /s/ David B. Kagan
                            David B. Kagan
                            Chief Executive Officer

Date: February 28, 2023